Exhibit 10.7

VIEW, INC.

2021 CHIEF EXECUTIVE OFFICER INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are (a) to incentivize the Chief Executive Officer of the Company with long-term equity-based compensation and to align his interests with the Company’s stockholders; and (b) to promote the success of the Company’s business.

The Plan permits the grant of the Option Award to the Chief Executive Officer of the Company pursuant to the terms set forth in Exhibit A.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where the Option Award is, or will be, granted under the Plan or where the Participant resides or provides services to the Company or any Subsidiary, as such laws, rules, and regulations shall be in effect from time to time.

(c) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to the Option Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” has such meaning as in the Chief Executive Officer’s employment agreement with the Company, dated November 21, 2018.

(f) “Change in Control” except as may otherwise be provided in the Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company,

(y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(f)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(f)(i));

(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(f), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary;

(2) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(g) “Chief Executive Officer” means Rao Mulpuri, the Company’s chief executive officer as of the Effective Date.

(h) “Closing Date” means the date of the closing of the transactions described in that certain Agreement and Plan of Merger by and among CF Finance Acquisition Corp. II, PVMS Merger Sub, Inc. and View, Inc. dated as of November 30, 2020.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the Class A common stock of the Company.

(l) “Company” means View, Inc., a Delaware corporation, or any successor thereto.

(m) “Corporate Transaction” means the occurrence of any of the following events:

(i) a transfer of all or substantially all of the Company’s assets;

(ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person;

(iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock; or

(iv) a Change in Control.

(n) “Director” means a member of the Board.

(o) “Effective Date” means the effective date of this Plan, which is the Closing Date, provided that this Plan is approved by the Company’s stockholders prior to such date.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option Award” means the stock option granted to the Chief Executive Officer pursuant to the Plan, which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Participant” means the Chief Executive Officer while he is the holder of the outstanding Option Award.

(v) “Performance Goal” means, the performance goals set forth in Exhibit A.

(w) “Performance Period” means, the performance period set forth in Exhibit A.

(x) “Period of Restriction” means the eighteen-month period, beginning on the date of vesting during which the transfer of Shares acquired pursuant to the exercise of the Option Award (in whole or in part) is subject to a transfer restriction.

(y) “Plan” means this 2021 Chief Executive Officer Incentive Plan.

(z) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(cc) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3. Stock Subject to the Plan.

(a) Maximum Number. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 25,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) No Share Recycling. The Option Award issued under this Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan under any circumstance.

4. Administration of the Plan.

(a) Procedure.

(i) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority:

(i) to grant the Option Award to the Chief Executive Officer pursuant to the terms set forth in Exhibit A;

(ii) to approve the form of Award Agreement for use under the Plan;

(iii) to construe and interpret the terms of the Plan and the Option Award granted pursuant to the Plan;

(iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan, the Option Award or the Award Agreement;

(v) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vi) to modify or amend the Option Award (subject to Section 10 of the Plan), including but not limited to the discretionary authority to accelerate vesting of the Option Award;

(vii) to allow the Participant to satisfy tax withholding obligations in such manner as prescribed in Section 11 of the Plan;

(viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of the Option Award previously granted by the Administrator;

(ix) to allow the Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Option Award; and

(x) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on the Participant. Any dispute regarding the interpretation of the Plan or the Award Agreement shall be submitted by the Participant to the Company for review. Only the Committee shall have the authority to review and resolve disputes with respect to the Option Award held by the Participant, and such resolution shall be final and binding on the Company and the Participant.

(d) Administration of Option Awards Subject to Performance Goals. The Administrator shall determine and approve the extent to which the Performance Goals have been timely achieved and the extent to which the Shares subject to the Option Award have thereby been earned.

5. Award Eligibility. Only the Chief Executive Officer is eligible to receive the Option Award under this Plan.

6. Option Award.

(a) Grant. The Option Award will be granted to the Chief Executive Officer on the Closing Date, subject to his employment with the Company on such date.

(b) Vesting Criteria and Other Terms. The Option Award will vest pursuant to the criteria set forth in Exhibit A.

(c) Option Award Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of the Option Award will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. The Option Award may become exercisable upon completion of a specified period of service with the Company or a Subsidiary and/or based on the achievement of the Performance Goals during the Performance Period as set forth in Exhibit A.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising the Option Award, including the method of payment. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option Award will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option Award.

(i) Procedure for Exercise; Rights as a Stockholder. The Option Award granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in Exhibit A. The Option Award may not be exercised for a fraction of a Share.

The Option Award will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option Award, and (ii) full payment for the Shares with respect to which the Option Award is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option Award). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of the Option Award will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option Award, notwithstanding the exercise of the Option Award. The Company will issue (or cause to be issued) such Shares promptly after the Option Award is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10 of the Plan.

7. Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of the Option Award shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of the Option Award shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). The Option Award will not cease to vest in the case of (i) any leave of absence approved by the Administrator or (ii) transfers between locations of the Company or between the Company or any Subsidiary.

8. Transferability of Option Award. Unless determined otherwise by the Administrator, the Option Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

9. Restrictions on Shares Acquired Pursuant to the Option Award. Shares acquired upon the exercise of the Option Award (in whole or in part) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Period of Restriction.

10. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by the Option Award. Notwithstanding the forgoing, all adjustments under this Section 10 shall be made in a manner that does not result in taxation under Section 409A of the Code.

(b) Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify the Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option Award will terminate immediately prior to the consummation of such proposed action.

(c) Corporate Transaction. In the event of a Corporate Transaction, the Option Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of the Participant. Such determination, without the consent of the Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of the Option Award by the Company (if the Company is the surviving corporation); (B) the assumption of the Option Award by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for the Option Award; (D) the cancellation of the Option Award in exchange for a payment to the Participant equal to the excess of (1) the Fair Market Value of the Shares subject to the Option Award as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Option Award; provided, that, if the exercise price or purchase price for the Option Award equals or exceeds the Fair Market Value of the Shares subject to the Option Award, then the Option Award may be terminated without payment. Provided further, that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; (E) the full or partial acceleration of exercisability or vesting and accelerated expiration of the Option Award; or (F) the opportunity for the Participant to exercise the Option Award prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of the Option if not exercised prior thereto.

(d) Change in Control. The Option Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control or as may be provided in any other written agreement between the Company or any Subsidiary and the Participant, but in the absence of such provision, no such acceleration will occur.

11. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the Option Award (or exercise thereof) or prior to any time the Option Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to the Option Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.

(c) Compliance With Section 409A of the Code. The Option Award will be designed and operated in such a manner that it is either exempt from the application of, or complies with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and the Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that the Option Award or payment is subject to Section 409A of the Code the Option Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Section 409A of the Code.

(d) Limitation on Payments. If any payment or benefit that the Participant will receive from the Company, any Subsidiary or any other party whether in connection with the provisions in this Plan or otherwise (the “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payment shall be equal to the Best Results Amount. The “Best Results Amount” shall be either (x) the full amount of the Payment or (y) a lesser amount that would result in no portion of the Payment being subject to the Excise Tax, whichever of those amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the Participant’s receipt, on an after-tax basis, of the greater amount. If a reduction in payments or benefits constituting parachute payments is necessary so that the Payment equals the Best Results Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, the acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s equity awards. Participants shall be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Plan, and Participants shall not be reimbursed by the Company for any of those payments of personal tax liability.

12. No Effect on Employment or Service. Neither the Plan nor the Option Award will confer upon the Participant any right with respect to continuing the Participant’s relationship as an Employee with the Company or any Subsidiary, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

13. Date of Grant. The date of grant of the Option Award will be, for all purposes, the Closing Date.

14. Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

15. Clawback/Recovery. The Administrator may specify in the Award Agreement that the Participant’s rights, payments, and/or benefits with respect to the Option Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of the Option Award. Notwithstanding any provisions to the contrary under this Plan, the Option Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Administrator may require the Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Option Award and/or Shares issued under the Option Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Option Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

16. Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect until the Option Award granted hereunder is no longer outstanding.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of the Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to the Option Award granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares. Shares will not be issued pursuant to the exercise or vesting (as applicable) of the Option Award unless the exercise or vesting of the Option Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

20. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

21. Governing Law. The Plan and the Option Award hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.